                                                                    Exhibit 99.2

             Immediate          Maureen Wheeler:  Media Contact
                                (202) 729-1756
                                Stephen Walsh:  Analyst Contact
                                (202) 729-1764

                            CARRAMERICA ANNOUNCES THIRD QUARTER 2001 FINANCIAL RESULTS

                                 Washington D.C. - November 2, 2001 -
                            CarrAmerica Realty Corporation (NYSE:CRE) today reported third quarter Funds From Operations (FFO) from continuing operations of $57.1 million or $0.82 per diluted share, a 9.3% increase over the same period in 2000. FFO for the nine month period ended September, 2001 was $170.4 million or $2.43 per diluted share as compared to $165.3 million or $2.22 per diluted share for the same period in 2000, a 9.5% increase.

                                 CarrAmerica President and Chief Executive
                            Officer, Thomas A. Carr, commented, "We believe that both the current uncertainty and difficult conditions in the U.S. economy will exacerbate an already challenging national office market." Mr. Carr continued, "Despite these conditions, CarrAmerica's emphasis on local market strength and services, combined with a very strong balance sheet, have put us in a position to succeed in this challenging climate."

                            Portfolio Report
                            ----------------

                                 Performance of operating properties remains
                            strong with an average occupancy of 96.0% at September 30, 2001, down from 97.2% as of June 30, 2001.

                                 Same store portfolio operating income during
                            the quarter grew 2.1% on a GAAP basis and 1.2% on a cash basis over the same period in 2000. The occupancy rate for same store properties was 96.5% in the third quarter of 2001 as compared to 97.8% for third quarter 2000.

                                 For the third quarter, rental rates increased
                            9.5% on average on the rolling leases executed during the quarter. Rental rates increased 23.9% on average on the rolling leases executed during the nine-month period ended September 30, 2001.

                                   -CONTINUED-

CarrAmerica Release of November 2, 2001
Page Two

Development Update
------------------

     As of September 30, 2001, CarrAmerica and its subsidiary, CarrAmerica Development, Inc., had approximately 184,000 square feet under development in two of the Company's markets. Total cost of this development is expected to be approximately $24.1 million, of which $14.2 million had been invested as of September 30, 2001. This development pipeline is currently 36.7% leased or committed and the year-one unleveraged return on CarrAmerica's invested capital is expected to be approximately 10.7%.

     CarrAmerica and its subsidiary own a partial interest in six development projects totaling approximately 1.4 million square feet under development in four markets. The total cost of these projects is expected to be $357.9 million and the projects are currently 46.4% leased or committed. CarrAmerica's share of the total project costs for these developments is expected to be approximately $107.8 million and the year-one unleveraged return on CarrAmerica's invested capital (exclusive of fees) is expected to be approximately 10.6%.

     During the third quarter, CarrAmerica subsidiary CarrAmerica Urban Development commenced construction on Terrell Place (formerly 575 Seventh Street), a joint venture with a client of JPMorgan Fleming Asset Management. Terrell Place is a $164.1 million, 473,000 square foot office project across from the MCI Arena and is 51% leased to Venable, Baetjer, Howard and Civiletti, LLP. The project is scheduled for completion in August 2003.

     During the third quarter, CarrAmerica and its subsidiary placed in service approximately 195,000 square feet of new office space with total project costs of approximately $31.2 million at an expected year-one unleveraged return on invested capital of approximately 12.2%. In addition, 31,000 square feet were placed in service in a partially owned project in which CarrAmerica owns approximately 49%, with total project costs of $4.1 million and an average yield of 10.9%.

CarrAmerica Continues Stock Repurchase Plan
-------------------------------------------

     CarrAmerica has purchased approximately $252.9 million of its common stock to date under the previously announced $325 million share repurchase program. The average price per share has been $29.01.

CarrAmerica Earnings Estimates
------------------------------

     On Monday, November 5, CarrAmerica management will discuss earnings guidance for 2001 and 2002. Based on management's view of current market conditions and certain assumptions with regard to rental rates and other projections (including the impact of the Company's stock repurchase program), a range of fully diluted FFO per share of $3.26 - $3.28 for 2001 will be discussed. In addition, a range of fully diluted FFO per share of $3.48 - $3.54 for 2002 will be discussed.

                                   -CONTINUED-

CarrAmerica Release of November 2, 2001
Page Three

CarrAmerica Announces Third Quarter Dividend
--------------------------------------------

     The Board of Directors of CarrAmerica yesterday declared a third quarter dividend for its common stock and its Series A Cumulative Convertible Redeemable preferred stock of $.4625 per share. The dividends will be payable to common and Series A preferred shareholders of record as of the close of business on November 16, 2001. CarrAmerica's common stock will begin trading ex-dividend on November 14, 2001, and the dividends payable to common shareholders will be paid on November 30, 2001. Dividends payable to Series A preferred shareholders will be paid on November 30, 2001.

     The Company also declared a regular dividend for its Series B, Series C, and Series D preferred stock. The Series B Cumulative Redeemable preferred stock dividend was declared to be $.535625 per share, the Series C Cumulative Redeemable preferred stock dividend was declared to be $.534375 per share, and the Series D Cumulative Redeemable preferred stock dividend was declared to be $.528125 per share. The Series B, Series C and Series D preferred stock dividends are payable to shareholders of record as of the close of business on November 16, 2001. Such preferred stock will begin trading ex-dividend on November 14, 2001 and the dividends will be paid on November 30, 2001.

CarrAmerica Third Quarter Webcast and Conference Call
-----------------------------------------------------

     CarrAmerica will conduct a conference call to discuss the third quarter 2001 operations on Monday, November 5, 2001 at 11:00 a.m. EST. A live webcast of the call will be available through a link at CarrAmerica's web site, www.carramerica.com. The phone number for the conference call is 1-888-747-3526;
-------------------
for local Washington, D.C. area and international participants, 703-871-3096; and 0800-022-1179 for Netherlands participants. The call is open to all interested persons. A taped replay of the conference call can be accessed immediately after the call through November 12, 2001, by dialing 1-888-266-2081 or 703-925-2533 for local Washington, D.C. area and international participants (access code 5562360 for all callers.)

     A copy of supplemental material on the Company's third quarter operations is available on the Company's web site, www.carramerica.com, or by request from:

Stephen Walsh
CarrAmerica Realty Corporation
1850 K Street, NW, Suite 500
Washington, D.C. 20016
(Telephone) 202-729-1764
E-Mail) swalsh@carramerica.com
        ----------------------

                                   -CONTINUED-

CarrAmerica Release of November 2, 2001
Page Four

     CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The Company is committed to becoming America's leading office workplace company by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties, extraordinary development capabilities and land positions. CarrAmerica is a leading office innovator with interests in and strategic relationships with companies including: HQ Global Workplaces, a global leader in executive office suites; e'ssention, the engine behind InfoCentre, a web-based operations and issues management platform and DukeSolutions, a Duke Energy subsidiary providing comprehensive energy management programs.

     Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 288 operating office properties and have eight office buildings under development in six key growth markets. CarrAmerica's markets include Atlanta, Austin, Chicago, Dallas, Denver, Los Angeles/Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.
-------------------

     Estimates of FFO per share are by definition, and certain statements in this release may constitute, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties, the ability of the general economy to recover timely from the current economic downturn, availability and creditworthiness of tenants, the level of lease rents and the availability of financing for both tenants and the Company, adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate acquisition and development (including the failure of pending acquisitions to close and pending developments to be completed on time and within budget), actions, strategies and performance of affiliates that the Company may not control or companies in which the Company has made investments, governmental actions and initiatives, and environmental/safety requirements. For a further discussion of these and other factors that could impact the Company's future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, "The Company - Risk Factors" in the Company's Annual Report of Form 10-K.

                                   -CONTINUED-

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheets

--------------------------------------------------------------------------------
(In thousands)


                                                                 September 30,   December 31,
                                                                     2001            2000
                                                                 ------------    -----------
                                                                  (unaudited)
           Assets
           ------
           Rental property
                 Land                                             $   648,171    $   644,326
                 Buildings                                          1,851,016      1,836,214
                 Tenant improvements                                  351,642        325,936
                 Furniture, fixtures and equipment                      3,705          6,844
                                                                  -----------    -----------
                                                                    2,854,534      2,813,320
                 Less: Accumulated depreciation                      (450,661)      (381,260)
                                                                  -----------    -----------
                     Net rental property                            2,403,873      2,432,060

           Land held for future development or sale                    45,311         47,984
           Construction in progress                                    14,185         48,300
           Cash and cash equivalents                                    8,831         24,704
           Restricted deposits                                          5,083         39,482
           Accounts and notes receivable                               31,127         70,693
           Investments in unconsolidated entities                     156,382        269,193
           Accrued straight-line rents                                 63,073         54,960
           Tenant leasing costs, net                                   53,163         54,522
           Deferred financing costs, net                                9,088         11,311
           Prepaid expenses and other assets, net                      34,395         19,632
                                                                  -----------    -----------
                                                                  $ 2,824,511    $ 3,072,841
                                                                  ===========    ===========
           Liabilities and Stockholders' Equity
           ------------------------------------
           Liabilities:
                 Mortgages and notes payable                      $ 1,111,239    $ 1,211,158
                 Accounts payable and accrued expenses                 69,967         96,147
                 Rent received in advance and security deposits        26,378         29,143
                                                                  -----------    -----------
                                                                    1,207,584      1,336,448

           Minority interest                                           84,433         89,687

           Stockholders' equity:
                 Preferred stock                                           89             93
                 Common stock                                             626            650
                 Additional paid in capital                         1,663,850      1,755,985
                 Cumulative dividends in excess of net income        (132,071)      (110,022)
                                                                  -----------    -----------
                                                                    1,532,494      1,646,706
                                                                  -----------    -----------

           Commitments and contingencies                          $ 2,824,511    $ 3,072,841
                                                                  ===========    ===========

                                   -CONTINUED-

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Operations

--------------------------------------------------------------------------------

(In thousands, except per share amounts)

                                                                         Three Months Ended           Nine Months Ended
                                                                             September 30,              September 30,
                                                                       -----------------------     -----------------------
                                                                         2001          2000           2001         2000
                                                                       ---------     ---------     ---------     ---------
                                                                              (unaudited)                (unaudited)
Revenues:
     Rental income (1):
        Minimum base rent                                              $ 108,127     $ 112,302     $ 320,139     $ 341,485
        Recoveries from tenants                                           14,715        15,389        43,439        49,728
        Parking and other tenant charges                                   3,920         3,999        10,796        16,229
                                                                       ---------     ---------     ---------     ---------
           Total rental revenue                                          126,762       131,690       374,374       407,442
     Real estate service income                                            6,682         7,667        26,522        17,920
                                                                       ---------     ---------     ---------     ---------
           Total operating revenues                                      133,444       139,357       400,896       425,362
                                                                       ---------     ---------     ---------     ---------
Operating expenses:
     Property expenses:
        Operating expenses                                                30,158        29,750        90,632        93,962
        Real estate taxes                                                  8,760        10,028        28,377        34,546
     Interest expense                                                     20,091        24,772        62,087        76,777
     General and administrative                                           10,844        12,282        37,184        34,055
     Depreciation and amortization                                        33,077        31,847        94,722        99,166
                                                                       ---------     ---------     ---------     ---------
           Total operating expenses                                      102,930       108,679       313,002       338,506
                                                                       ---------     ---------     ---------     ---------
           Real estate operating income                                   30,514        30,678        87,894        86,856
Other income:
     Interest income                                                         641           602         2,768         2,352
     Equity in earnings of unconsolidated entities                         1,229         2,195         8,257         4,911
                                                                       ---------     ---------     ---------     ---------
           Total other income                                              1,870         2,797        11,025         7,263
                                                                       ---------     ---------     ---------     ---------
           Income from continuing operations before
           income taxes, minority interest and gain
           on sale of assets and other provisions, net                    32,384        33,475        98,919        94,119
Income taxes                                                                (713)           --          (947)           --
Minority interest                                                         (2,755)       (3,747)       (7,284)       (9,155)
Gain on sale of assets and other provisions, net                              28        20,182         1,082        27,923
                                                                       ---------     ---------     ---------     ---------
           Income from continuing operations                              28,944        49,910        91,770       112,887

Discontinued operations - Income from
     operations of discontinued Executive
     Suites subsidiary (less applicable income
     tax expense)                                                             --            --            --           456

Discontinued operations - Gain on sale of
     discontinued operations (less applicable
     income tax expense of $21,131)                                           --            --            --        31,852
                                                                       ---------     ---------     ---------     ---------
Net income                                                             $  28,944     $  49,910     $  91,770     $ 145,195
                                                                       =========     =========     =========     =========
     Basic net income per share:
        Net income from continuing operations                          $    0.33     $    0.62     $    1.05     $    1.29
        Discontinued operations                                               --            --            --          0.01
        Gain on discontinued operations                                       --            --            --          0.48
                                                                       ---------     ---------     ---------     ---------
        Net income                                                     $    0.33     $    0.62     $    1.05     $    1.78
                                                                       =========     =========     =========     =========
     Diluted net income per share:
        Net income from continuing operations                          $    0.32     $    0.60     $    1.03     $    1.28
        Discontinued operations                                               --            --            --          0.01
        Gain on discontinued operations                                       --            --            --          0.47
                                                                       ---------     ---------     ---------     ---------
        Net income                                                     $    0.32     $    0.60     $    1.03     $    1.76
                                                                       =========     =========     =========     =========

NOTE: (1) Rental income includes $3,096 and $3,168 of accrued straight line rents for the three months periods ended September 30, 2001 and 2000, respectively, and $8,359 and $9,634 of accrued straight line rents for the nine months periods ended September 30, 2001 and 2000, respectively.

                                   -CONTINUED-

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Cash Flow

--------------------------------------------------------------------------------

(Unaudited and in thousands)

                                                                                                   Nine Months Ended
                                                                                                     September 30,
                                                                                              --------------------------
                                                                                                 2001             2000
Cash flow from operating activities:
     Net income                                                                               $  91,770        $ 145,195
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                                            94,722           99,166
        Minority interest                                                                         7,284            9,155
        Equity in earnings of unconsolidated entities                                            (8,257)          (4,911)
        Gain on sale of assets and other provisions                                              (3,101)         (27,923)
        Income and gain on sale of discontinued operations                                           --          (32,308)
        Provision for uncollectible accounts                                                      4,667            1,431
        Stock based compensation                                                                  2,296            1,640
        Other                                                                                      (179)          (2,084)
     Change in assets and liabilities:
        Decrease (increase) in accounts receivable                                               17,884           (2,268)
        Increase in accrued straight-line rents                                                  (9,301)          (5,837)
        Additions to tenant leasing costs                                                        (9,054)         (10,966)
        Increase in prepaid expenses and other assets                                           (17,543)         (11,789)
        Decrease in accounts payable and accrued expenses                                       (25,080)          (2,766)
        (Decrease) increase in rent received in advance and security deposits                    (2,233)              66
                                                                                              ---------        ---------
            Total adjustments                                                                    52,105           10,606
                                                                                              ---------        ---------
            Net cash provided by operating activities                                           143,875          155,801
                                                                                              ---------        ---------
Cash flows from investing activities:
     Acquisition and development of rental property                                             (32,497)         (71,627)
     Additions to land held for development or sale                                             (36,421)         (19,268)
     Additions to construction in progress                                                      (28,050)         (68,335)
     Acquisitions and development of executive suites assets                                         --           (6,678)
     Payments on notes receivable                                                                16,542               --
     Issuance of notes receivable                                                                  (465)            (139)
     Distributions from unconsolidated entities                                                  89,766            5,811
     Investments in unconsolidated entities                                                     (12,244)         (15,407)
     Acquisition of minority interest                                                            (4,903)          (4,025)
     Decrease (increase) in restricted cash and cash equivalents                                 34,399           (3,928)
     Proceeds from the sale of discontinued operations                                               --          377,310
     Proceeds from sales of properties                                                          101,351          325,174
                                                                                              ---------        ---------
            Net cash provided by investing activities                                           127,478          518,888
                                                                                              ---------        ---------
Cash flows from financing activities:
     Repurchase of common stock                                                                (119,210)         (60,256)
     Exercises of stock options                                                                  26,541           20,713
     Net repayments on unsecured credit facility                                                (62,000)        (367,500)
     Payment of senior unsecured notes                                                               --         (150,000)
     Net repayments of mortgages payable                                                        (38,041)         (24,259)
     Proceeds from mortgages                                                                     26,628               --
     Dividends and distributions to minority interests                                         (121,144)        (127,140)
     Contributions from minority interests                                                           --            2,302
                                                                                              ---------        ---------
            Net cash used by financing activities                                              (287,226)        (706,140)
                                                                                              ---------        ---------
            Decrease in unrestricted cash and cash equivalents                                  (15,873)         (31,451)
Unrestricted cash and cash equivalents, beginning of the period                                  24,704           51,886
                                                                                              ---------        ---------
Unrestricted cash and cash equivalents, end of the period                                     $   8,831        $  20,435
                                                                                              =========        =========
Supplemental disclosure of cash flow information:
     Cash paid for interest (net of capitalized interest of $4,383 and $10,046
        for the nine months ended September 30, 2001 and 2000, respectively)                  $  62,232        $  72,237
                                                                                              =========        =========

                                   -CONTINUED-

                 CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                              Funds From Operations

--------------------------------------------------------------------------------

     The National Association of Real Estate Investment Trusts (NAREIT) defines funds from operations ("FFO") as net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization of assets uniquely significant to the real estate industry and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. NAREIT's definition for FFO excludes discontinued operations, however, the Company has elected to calculate FFO from discontinued operations, the Company's executive suites business which was sold in 2000. FFO for discontinued operations includes executive suites earnings before depreciation, amortization and deferred taxes ("EBDADT").

  (In thousands, except per share amounts)                                     Three Months Ended          Nine Months Ended
                                                                                  September 30,              September 30,
                                                                           -------------------------   -------------------------
                                                                               2001          2000          2001         2000
                                                                           -----------   -----------   -----------   -----------
  Net income from continuing operations before minority interest:           $   31,699    $   53,657    $   99,054    $  122,042

  Adjustments to derive funds from continuing operations:
       Add:   Depreciation and amortization - REIT properties                   31,551        30,147        90,713        94,280
              Depreciation and amortization - Equity properties                  2,676         1,592         7,971         3,281
       Deduct:
              Minority interests' (non Unitholders) share of
                depreciation, amortization and net income                         (213)         (248)         (714)         (722)
              Gain on sale of assets and other provisions, net                     (28)      (20,182)       (1,082)      (27,923)
                                                                           -----------   -----------   -----------   -----------

  FFO from continuing operations before allocations to minority
  Unitholders                                                                   65,685        64,966       195,942       190,958
  Less: FFO allocable to the minority Unitholders                               (4,596)       (4,000)      (12,940)      (12,230)
                                                                           -----------   -----------   -----------   -----------
  CarrAmerica Realty Corporation's FFO from continuing operations               61,089        60,966       183,002       178,728
  Less:   Preferred stock dividends                                             (8,655)       (8,842)      (26,050)      (26,364)
                                                                           -----------   -----------   -----------   -----------
  CarrAmerica Realty Corporation's FFO from continuing operations
       attributable to common shares                                            52,434        52,124       156,952       152,364
  Discontinued operations                                                            -             -             -        13,368
  Gain on sale of discontinued operations                                            -             -             -        31,852
                                                                           -----------   -----------   -----------   -----------
  CarrAmerica Realty Corporation's FFO attributable to common shares        $   52,434    $   52,124    $  156,952    $  197,584
                                                                           ===========   ===========   ===========   ===========
  Weighted average common shares outstanding:
       Basic                                                                    62,266        65,987        62,403        66,603
       Diluted                                                                  69,996        74,767        70,226        74,544

  Basic funds from operations per common share:
       Funds from continuing operations                                     $     0.84    $     0.79    $     2.52    $     2.29
       Funds from discontinued operations                                            -             -             -          0.20
       Funds from sale of discontinued operations                                    -             -             -          0.48
                                                                           -----------   -----------   -----------   ------------
          Total funds from operations                                       $     0.84    $     0.79    $     2.52    $     2.97
                                                                           ===========   ===========   ===========   ===========

  Diluted funds from operations per common share:
       Funds from continuing operations                                     $     0.82    $     0.75    $     2.43    $     2.22
       Funds from discontinued operations                                            -             -             -          0.18
       Funds from sale of discontinued operations                                    -             -             -          0.43
                                                                           -----------   -----------   -----------   -----------
          Total funds from operations                                       $     0.82    $     0.75    $     2.43    $     2.83
                                                                           ===========   ===========   ===========   ===========

  CarrAmerica Realty Corporation
  FFO attributed to common share from continuing operations                 $   52,434    $   52,124    $  156,952    $  152,364
  Series A Preferred share dividends                                                38           224           478           698
  Minority interest from convertible partnership units                           4,596         4,000        12,940        12,231
                                                                           -----------   -----------   -----------   -----------
  Adjusted FFO attributable to common shares from continuing operations     $   57,068    $   56,348    $  170,370    $  165,293
                                                                           ===========   ===========   ===========   ===========

  Weighted average common shares outstanding - Basic                            62,266        65,987        62,403        66,603
  Weighted average conversion of Series A Preferred shares                          80           480           316           500
  Weighted average conversion of operating partnership units                     6,038         6,480         6,056         6,480
  Incremental options                                                            1,612         1,820         1,451           961
                                                                           -----------   -----------   -----------   -----------
  Adjusted weighted average common shares - Diluted                             69,996        74,767        70,226        74,544
                                                                           ===========   ===========   ===========   ===========

                                      -###-